   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 13, 1996

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            MERCURY FINANCE COMPANY

             (Exact name of registrant as specified in its charter)

           DELAWARE                       36-3627010
 (State or other jurisdiction          (I.R.S Employer
     of incorporation or             Identification No.)
        organization)

                           100 FIELD DRIVE, SUITE 340
                          LAKE FOREST, ILLINOIS 60070
                                 (847) 295-8600

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        MARK E. DAPIER, GENERAL COUNSEL
                            MERCURY FINANCE COMPANY
                           100 FIELD DRIVE, SUITE 340
                          LAKE FOREST, ILLINOIS 60045
                                 (847) 295-8600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

        SCOTT N. GIERKE, P.C.                      B. ROBBINS KIESSLING
       MCDERMOTT, WILL & EMERY                   CRAVATH, SWAINE & MOORE
        227 WEST MONROE STREET                      825 EIGHTH AVENUE
     CHICAGO, ILLINOIS 60606-5096                NEW YORK, NEW YORK 10019

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED               BE REGISTERED        PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
Debt Securities..................................     $500,000,000            100%            $500,000,000          $151,516

(1) Estimated in accordance with Rule 457 under the Securities Act of 1933 solely for purposes of calculating the Registration Fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 13, 1996
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                            MERCURY FINANCE COMPANY
                                  $500,000,000
                                DEBT SECURITIES

                               ------------------

    Mercury Finance Company (the "Company") intends to issue from time to time, in one or more series, senior unsecured debt securities (the "Debt Securities") with an aggregate initial offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements.

    The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series will be set forth in a Prospectus Supplement or Prospectus Supplements. Debt Securities may be issued with amounts payable in respect of principal, premium or interest on such Debt Securities to be determined by reference to the value, rate or price of one or more specified indices.

    The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this prospectus is delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

    This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS            , 1996.

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company's common stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy statements and other information filed by the Company at (http://www.sec.gov). Although the Company may not be required to send a copy of its latest Annual Report to Shareholders to holders of Debt Securities, the Company will, upon request, send to any holder of Debt Securities a copy of its latest Annual Report to Shareholders, as filed with the Commission, which contains financial information that has been examined and reported upon, with an opinion expressed, by independent certified public accountants.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the Commission pursuant to the Exchange Act and are incorporated herein by reference and made a part of this Prospectus:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A;

        (b) The Company's Quarterly Reports on Form 10-Q, as amended by Form 10-Q/A, for the quarters ended March 31, 1996 and June 30, 1996, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently field document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference

(without exhibits other than exhibits specifically incorporated by reference). Requests should be directed to Mercury Finance Company, 100 Field Drive, Suite 340, Lake Forest, Illinois 60045, Attention: Treasurer, Telephone: 847-295-8600.

                                  THE COMPANY

    Mercury Finance Company (the "Company") is a diversified specialty consumer finance concern engaged in the business of purchasing individual installment sales finance contracts from automobile dealers and retail vendors, extending short term installment loans and, by means of an affinity program with a bank, offering credit cards directly to customers. The Company, through its subsidiaries, also underwrites and sells credit related insurance and other ancillary products. Since its organization in 1983 as a wholly owned subsidiary of First Illinois Corporation (an Illinois based bank holding company from which Mercury was spun-off in 1989), the Company has built a substantial and diversified consumer finance portfolio with nearly 300 offices strategically located nationwide. Mercury's loans and finance receivables range for a duration of 3 months to 48 months at annual interest rates usually ranging from 18% to 40%. Generally, all accounts are repayable in monthly installments. The Company's customers represent a broad cross section of the consumer market, with approximately 5% being military personnel. The address and telephone number of the Company's corporate headquarters is 100 Field Drive, Suite 340, Lake Forest, Illinois 60045, telephone number 847-295-8600.

                                USE OF PROCEEDS

    Unless otherwise stated in a Prospectus Supplement, the Company will apply the net proceeds from the sale of the Debt Securities to its general funds to be used to fund investments in, or extensions of credit to, its subsidiaries; to reduce other outstanding indebtedness (which may include indebtedness owed to its subsidiaries); to fund possible acquisitions by the Company and its subsidiaries of other companies. Pending such application, such net proceeds may be temporarily invested in investment grade securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The Ratio of Earnings to Fixed Charges for the Company and subsidiaries for the periods indicated below was as follows:

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                                           --------------------  ------------------------------------------
                                                             1996       1995       1995       1994       1993       1992
                                                           ---------  ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges.......................       3.70       4.01       3.71       4.49       4.10       3.44


                                                             1991
                                                           ---------
Ratio of Earnings to Fixed Charges.......................       2.82

For purposes of calculating the ratio of earnings to fixed charges, earnings is defined as income before income taxes, accounting changes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt expense and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense considered to represent interest.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities are to be issued under an Indenture, dated as of January 1, 1997 (the "Indenture") between the Company and Mellon Bank, N.A. as Trustee (the "Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

    The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indenture, including the definitions therein of certain terms and, with respect to any particular Debt Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

GENERAL

    The Indenture provides that Debt Securities in separate series may be issued thereunder from time to time without limitations as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 3.01) The Debt Securities are to have such terms and provisions that are not inconsistent with the Indenture, including terms as to maturity, principal and interest, as the Company may determine. The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured senior indebtedness of the Company.

    The applicable Prospectus Supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities: (i) the title of such Debt Securities;
(ii) any limit on the aggregate principal amount of the Debt Securities of the series of which they are a part; (iii) the date or dates on which the principal of any of such Debt Securities will be payable; (iv) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (v) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company, (vii) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (viii) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (ix) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined, (x) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (xi) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (xii) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof, (xiii) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (xiv) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Defeasance and Covenant Defeasance--Defeasance and Discharge" or "Defeasance and Covenant Defeasance--Defeasance of Certain Covenants" herein, or under both such captions; (xv) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Debt Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer--Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (xvi) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (xvii) any addition to or change in the covenants in the Indenture described under "Covenants of the Company" herein applicable to any of such Debt Securities; and (xviii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 3.01)

    Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at any original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

FORM, EXCHANGE AND TRANSFER

    The Debt Securities of each series will be issuable only in registered form, without coupons and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 3.02)

    At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 3.05)

    Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any Transfer Agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such Transfer Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. (Section 3.05) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 10.02)

    If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Section 3.05)

GLOBAL SECURITIES

    Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of any series will be issued in the form of one or more fully registered certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (the "Depository"). Except as provided below, owners of beneficial interests in the certificates for the Debt Securities registered in the name of the Depository ("Global Securities") will not be entitled to have the Global Securities registered in their names and will not receive or be entitled to receive physical delivery of the Global Securities in definitive form. Unless and until definitive Debt Securities are issued to owners of beneficial interests in the Global Securities, such owners of beneficial interests will not be recognized as Holders of the Debt Securities by the Trustee. Hence, until such time, owners of beneficial interests in the Global Securities will only be able to exercise the rights of Holders indirectly through the Depository and its participating organizations. Except as set forth below, the certificates may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor or the Depository or a nominee of such successor.

    The Depository has advised the Company that it is a limited-purpose trust Company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants.

    The Depository advises that pursuant to procedures established by it (i) upon the issuance of the Debt Securities by the Company, the Depository will credit the accounts of participants designated by the Underwriters with the amount of the Global Securities purchased by the Underwriters, and (ii) ownership of beneficial interests in the certificates representing the Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants' interests) and the participants and the indirect participants (with respect to beneficial owners' interests). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in such certificates is limited to such extent.

    Neither the Company, the Trustee, any Payment Agent, nor the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates representing the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Principal and interest payments on the Global Securities registered in the name of the Depository's nominee will be made by the Trustee to the Depository's nominee as the registered owner of the certificates relating to the Global Securities. The Indenture provides that the Company and the Trustee will treat the persons in whose names the Global Securities are registered (the Depository or its nominee) as the owners of the Global Securities for the purpose of receiving payment of principal and interest on the Global Securities and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the Global Securities to owners of beneficial interests in the certificates relating to the Global Securities. The

Depository has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the certificates relating to the Global Securities, as shown on the records of the Depository. Payments by participants and indirect participants to owners of beneficial interests in the certificates relating to the Global Securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants or indirect participants.

    If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company, the Company will issue Debt Securities in definitive form in exchange for the total amount of the certificates representing the Global Securities. In addition, the Company may at any time determine not to have Debt Securities represented by Global Securities, and, in such event, the Company will issue Debt Securities in definitive form in exchange for the total amount of the certificates representing the Global Securities. In addition, if any event shall have happened and be continuing that constitutes an Event of Default with respect to the Debt Securities, the owners of beneficial interests in certificates for the Global Securities will be entitled to receive Debt Securities in certificated form in exchange for the Global Securities representing the Debt Securities. In any such instance, an owner of a beneficial interest in such certificates will be entitled to physical delivery in definitive form of Debt Securities equal in amount to such beneficial interest and to have such Debt Securities registered in its name.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 3.07)

    Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 10.02)

    All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 10.03)

CERTAIN COVENANTS OF THE COMPANY

    LIMITATION ON SECURED INDEBTEDNESS

    The Company will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without making provision whereby all the Debt Securities shall be secured equally and ratably with (or prior to) such Secured

Indebtedness (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities) so long as such Secured Indebtedness shall be outstanding unless such Secured Indebtedness, when added to (i) the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Debt Securities are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness which is concurrently being retired and (ii) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by the Company after January 1, 1997, or entered into by a Restricted Subsidiary after January 1, 1997 or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt which is concurrently being retired), would not exceed 5% of the Company's total assets. In addition, the Company may create, assume, incur or guarantee Secured Indebtedness, in an aggregate amount at any one time outstanding not exceeding 20% of its finance receivables, in connection with one or more Securitizations. (Section 10.06)

    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

    The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (i) the sum of (a) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, (b) all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Company after January 1, 1997, or entered into by a Restricted Subsidiary after January 1, 1997 or, if later, the date on which it became a Restricted Subsidiary, and (c) the aggregate of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Debt Securities are secured equally and ratably with (or prior to) such Secured Indebtedness and any Secured indebtedness issued in connection with one or more Securitizations as permitted by Section 10.06 of the Indenture) would not exceed 5% of the Company's total assets or (ii) an amount equal to the greater of (a) the net proceeds to the Company or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction and (b) the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction is applied to the retirement of Funded Debt of the Company or any Restricted Subsidiaries (other than Funded Debt which is subordinate to the Debt Securities or which is owing to the Company or any Restricted Subsidiaries) within 180 days after the consummation of such Sale and Leaseback Transaction. (Section 10.07)

    DEFINITIONS OF CERTAIN TERMS

    "ATTRIBUTABLE DEBT" means, as of the date of its determination, the present value (discounted semiannually at an interest rate of 7.0% per annum) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, such rental payments shall be considered for purposes of this definition to be the lesser of (i) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (ii) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

    "BOARD OF DIRECTORS" means either the board of directors of the Company or committee of that board duly authorized to act for it in respect of the Indenture.

    "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

    "CAPITALIZED LEASE OBLIGATION" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles and, for the purposes hereof, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with such principles.

    "CONSOLIDATED NET TANGIBLE ASSETS" means at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and the Subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, less (i) all current liabilities as shown on such balance sheet and (ii) Intangible Assets.

    "FINANCE BUSINESS" means (i) the small loan, personal finance, consumer finance or installment credit business (including the business of making collateral loans secured by credit obligations or personal property), (ii) the sales finance business and the business of purchasing notes and accounts receivable (whether or not repayable in installments), (iii) the commercial financing and factoring business as generally conducted in connection with any business of the character referred to in the foregoing clauses (i), (ii) and
(iii) other than insurance underwriting.

    "FINANCE-RELATED INSURANCE BUSINESS" means the business of (i) insuring articles and merchandise the sale or leasing of which is financed in the ordinary course of the Finance Business, and (ii) insuring the lives of individuals who are liable for the payment of the amounts owing on such sales or leases and writing accident and health insurance on such individuals; provided, however, that Financed-Related Insurance Business shall also include other insurance business that is not described in (i) or (ii) above to the extent that such insurance business (A) consists of the offering of lines of insurance that are comparable to those offered by insurance subsidiaries of major United States motor vehicle companies and (B) does not produce at any time aggregate premiums written (net of reinsurance ceded) by all Subsidiaries in an amount greater that 50% of the aggregate amount of all premiums written (net of reinsurance ceded) at such time in all of the insurance business of such Subsidiaries.

    "FUNDED DEBT" means any Indebtedness (other than Indebtedness as set forth in clause (ii) of the definition thereof) maturing by its terms more than one year from the date of the issuance thereof, including any Indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the original issuance thereof.

    "INDEBTEDNESS" means (i) any liability of any Person (a) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any business, properties or assets of any kind or with services incurred in connection with capital expenditures (other than a trade payable or a current liability arising in the ordinary course of business), or (c) for the payment of money relating to a Capitalized Lease Obligation, or (d) for Interest Rate Protection Obligations;
(ii) any liability of others described in the preceding clause (i) that the Person has guaranteed or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

    "INTANGIBLE ASSETS" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

    "INTEREST RATE PROTECTION OBLIGATIONS" of any Person means the obligations of such Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating rate of interest on the same notional amount.

    "LIENS" means any mortgage, lien, pledge, security interest, charge or encumbrance.

    "PERSON" means any individual, corporation, partnership, limited liability company or partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

    "PRINCIPAL PROPERTY" means any land, land improvements, buildings and associated factory, distribution, laboratory and office equipment (excluding any products marketed by the Company or any Subsidiary) constituting a distribution facility, operating facility, manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility (a) is owned by or leased to the Company or any Restricted Subsidiary, (b) is located within the United States and (c) has an acquisition cost plus capitalized improvements in excess of 0.50% of Consolidated Net Tangible Assets as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a State, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof (other than a "substantial user" of such facility or a "related Person" as those terms are used in Section 103 of the Internal Revenue Code of 1986, as amended (the "Code")) pursuant to the provisions of Section 103 of the Code (or any similar provision hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility that the Board of Directors may by Board Resolution declare is not of material importance to the Company and the Restricted Subsidiaries taken as a whole and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than the Company and any Subsidiary and in which the interest of the Company and all Restricted Subsidiaries does not exceed 50%.

    "RESTRICTED SECURITIES" means any shares of the capital stock or Indebtedness of any Restricted Subsidiary.

    "RESTRICTED SUBSIDIARY" means any Subsidiary engaged in the Finance Business or Finance-Related Insurance Business, other than a Subsidiary which either (i) is organized under the laws of any jurisdiction outside the United States of America, Puerto Rico or Canada, or (ii) conducts a major portion of its business outside the United States of America, Puerto Rico or Canada.

    "SALE AND LEASEBACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (ii) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, and (iii) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property.

    "SECURED INDEBTEDNESS" means (i) Indebtedness of the Company or a Restricted Subsidiary which is secured by any Lien upon any of its assets and (ii) Indebtedness of the Company or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering any of its assets; but "Secured Indebtedness" shall not include any of the following:

        (a) Indebtedness of the Company and the Restricted Subsidiaries outstanding on January 1, 1997, secured by then existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to any of its assets;

        (b) Indebtedness which is secured by (1) purchase money Liens upon any assets acquired after January 1, 1997 or (2) Liens placed on any assets after January 1, 1997, during construction or improvement thereof (including any improvements on any asset) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of such asset or improvement, or (3) conditional sale agreements or other title retention agreements with respect to any assets acquired after January 1, 1997, if (in each case referred to in this subparagraph (b)) (x) such Lien or agreement secures all or any part of the Indebtedness incurred for the purpose of financing all or any part of the purchase price and (y) such Lien or agreement does not extend to assets other than the assets so acquired; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien or agreement exceeds the cost to the Company or such Restricted Subsidiary of the related assets shall be considered to be "Secured Indebtedness";

        (c) Indebtedness which is secured by Liens on any assets, which Liens exist at the time of acquisition (by any manner whatsoever) of such assets by the Company or a Restricted Subsidiary;

        (d) Indebtedness of Restricted Subsidiaries owing to the Company or any other Restricted Subsidiary and Indebtedness of the Company owing to any Restricted Subsidiary;

        (e) In the case of any corporation which becomes (by any manner whatsoever) a Restricted Subsidiary after January 1, 1997, Indebtedness which is secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its assets, which Liens exist at the time such corporation becomes a Restricted Subsidiary;

        (f) Guarantees by the Company of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of the Company and any other Restricted Subsidiaries;

        (g) Attributable Debt arising from any Sale and Leaseback Transaction;

        (h) Indebtedness secured by Liens on assets of the Company or a Restricted Subsidiary in favor of the United States of America, any State, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any State, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivisions thereof, if such Indebtedness was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Lien; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien exceeds the cost to the Company or such Restricted Subsidiary of the related acquisition or construction shall be considered to be "Secured Indebtedness" to the extent of such excess;

        (i) Indebtedness secured by Liens on aircraft, airframes or aircraft engines, aeronautic equipment or computers and electronic data processing equipment; and

        (j) The replacement, extension or renewal (or successive replacements, extension or renewals) of any Indebtedness (in whole or in part) excluded from the definition of "Secured Indebtedness" by subparagraphs (a) through
    (i) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Indebtedness shall extend to or cover any assets, other than such assets which secured the Indebtedness so replaced, extended or renewed (plus improvements on or to any such assets); provided further, however, that to the extent that such replacement, extension or renewal increases the principal amount of Indebtedness secured by such Lien or is in a principal amount in excess of the principal amount of Indebtedness excluded from the definition of "Secured Indebtedness" by subparagraphs (a) through (i) above, the amount of such increase or excess shall be considered to be "Secured Indebtedness."

    In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Indebtedness to be included more than once in the calculation of "Secured Indebtedness" as that term is used in the Indenture.

    "SECURITIZATION" means the transfer or pledge of assets or interests in assets to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance of instruments or securities that are paid principally from the cash flow derived from such assets or interests in assets.

    "SUBSIDIARY" means any corporation of which, at the time of determination, the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

    "VOTING STOCK," when used with reference to a Subsidiary, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

MODIFICATION OF THE INDENTURE

    The Indenture provides that the Company and the Trustee may, without the consent of any Holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Debt Securities or curing ambiguities or inconsistencies in the Indenture or making other provisions, provided that any such action shall not adversely affect the interests of the Holders of any outstanding series of Debt Securities in any material respect. (Section 9.01)

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected thereby, except that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (ii) reduce the principal amount of, rate of interest on, any premium payable upon the redemption of or the amount of the principal of an Original Issue Discount Security or any other Debt Security which would be due and payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default, of any Debt Security, (iii) change the place of payment or the coin or currency in which any Debt Security or interest thereon is payable, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (v) reduce the percentage in principal amount of Debt Securities, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or (vi) modify the requirements contained in the Indenture for consent to or approval of certain matters except to increase any percentage for such consent or approval or to provide that certain other provisions cannot be modified or waived without the consent of the Holder of each Debt Security affected thereby. (Section 9.02)

    A supplemental indenture which changes or eliminates any covenant or other provisions of the Indenture which has been expressly included solely for the benefit of one or more particular series of Debt

Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

    The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of a series may, on behalf of the Holders of all the Debt Securities of such series, waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 10.10)

EVENTS OF DEFAULT

    The Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events: (i) default in the payment of any interest on the Debt Securities of that series when due, and the continuance of such default for a period of 30 days; (ii) default in the payment of the principal of or any premium on the Debt Securities of that series at the date on which such principal becomes due and payable as provided in the Debt Security or in the Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise; (iii) default in the deposit of any sinking fund payment, when and as due on the Debt Securities of that series; (iv) default in the performance or breach of any covenant or warranty of the Company under the Indenture (other than a covenant or warranty a default in performance or breach of which is specifically dealt with in the Indenture) and the continuance of such default or breach for a period of 60 days after written notice as provided in the Indenture; (v) default in the payment of amounts due under certain other evidences of Indebtedness in excess of $20,000,000; or (vi) certain events involving bankruptcy, insolvency or reorganization. (Section 5.01)

    The Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to the Debt Securities of any series, other than an Event of Default involving bankruptcy, insolvency or reorganization, either the Trustee or the Holders of 25% in principal amount of the outstanding Debt Securities of that series (each series acting as a separate class) may declare the principal of the Debt Securities of that series to be due and payable. (Section 5.02) If an Event of Default described in clause (vi) above with respect to the Debt Securities of any series at the time outstanding shall occur, the principal amount of all of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. The Holders of a majority in aggregate principal amount of the Debt Securities of a series may, on behalf of all Holders of Debt Securities of such series, waive any past default under the Indenture with respect to the Debt Securities of such series, except a default (a) in the payment of principal of, or any premium or interest on, any Debt Security of such series, and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of the affected series. (Section 5.13)

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or discretion of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 6.03) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting and proceeding for any remedy available to the trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 5.12)

    No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request to the Trustee to institute such proceeding as trustee, (iii) the Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 5.07) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Security on or after the applicable due date specified in such Security. (Section 5.08)

    The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all such known defaults. (Section 10.04)

DEFEASANCE AND COVENANT DEFEASANCE

    If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section
13.02 of the Indenture, relating to defeasance and discharge of indebtedness, or
Section 13.03 of the Indenture, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities of any series, or to any specified part of a series. (Section 13.01)

    DEFEASANCE AND DISCHARGE

    The Indenture provides that, upon the Company's exercise of its option to have Section 13.02 of the Indenture apply to any Debt Securities, the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections
13.02 and 13.04)

    DEFEASANCE OF CERTAIN COVENANTS

    The Indenture provides that, upon the Company's exercise of its option to have Section 13.03 of the Indenture apply to any Debt Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Certain Covenants of the Company," that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (iv) (with respect to such restrictive covenants) and under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments. (Sections 13.03 and 13.04)

NOTICES

    Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Section 1.06)

TITLE

    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 3.08)

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)

REGARDING THE TRUSTEE

    Mellon Bank, N.A. is the Trustee under the Indenture. The Company has other customary banking relationships with Mellon Bank, N.A. in the ordinary course of business.

                              PLAN OF DISTRIBUTION

    The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Debt Securities (the "Offered Debt Securities") will be named in an applicable Prospectus Supplement.

    Underwriters may offer and sell the Offered Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell the Offered Debt Securities in exchange for one or more of its outstanding issues of debt or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Debt Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Debt Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Debt Securities for whom they may act as agent. Underwriters may sell Offered Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Debt Securities may be deemed to be underwriting discounts and commissions, under the Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

    If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases by subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Debt Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    All Offered Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Debt Securities are sold by the Company for public offering and sale may make a market in such Offered Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Offered Debt Securities.

    Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                      VALIDITY OF OFFERED DEBT SECURITIES

    The validity of the Offered Debt Securities will be passed upon for the Company by McDermott, Will & Emery, Chicago, Illinois. Certain legal matters in connection with any Offered Debt Securities will be passed upon for any underwriters or agents by Cravath, Swaine & Moore, New York, New York.

                                    EXPERTS

    The consolidated financial statements of Mercury Finance Company as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995, have been incorporated by reference from the Annual Report on Form 10-K, as amended by Form 10-K/A for the fiscal year ended December 31, 1995, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities covered hereby, other than underwriting and other discounts and commissions, are, subject to future contingencies, estimated to be as follows:

    Estimated Expenses:

Registration fee--Securities and Exchange Commission..............  $ 151,516
Printing and Engraving Expenses...................................     75,000
Fees of Rating Agencies...........................................    286,250
Trustee Fees and Expenses.........................................     10,125
Accounting Fees and Expenses......................................     30,000
Legal Fees and Expenses...........................................     75,000
Miscellaneous Expenses............................................     22,109
                                                                    ---------
    Total.........................................................  $ 650,000
                                                                    ---------
                                                                    ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102 of the General Corporation Law of Delaware allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Certificate of Incorporation, as amended, of Mercury Finance Company (the "Registrant"), contains a provision which eliminates directors' personal liability as set forth above.

    Section 145 of the General Corporation Law of Delaware gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Registrant's to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

    The Registrant's Certificate of Incorporation, as amended, provides for indemnification to the fullest extent as expressly authorized by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of the Registrant and also to persons who are serving at the request of the Registrant as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

    The Registrant has purchased liability policies which indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.

    The proposed forms of Underwriting Agreement and Selling Agency Agreement for the Debt Securities contains provisions under which the Underwriters agree to indemnify the directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS.

 EXHIBIT
  NUMBER
----------
 (1.1)      Form of Underwriting Agreement.

 (1.2)      Form of Selling Agency Agreement.*

 (4)        Form of Indenture between the Company and Mellon Bank, N.A., as Trustee.

 (5)        Opinion of McDermott, Will & Emery (including consent of counsel).

 (12)       Statement re computation of ratios of earnings to fixed charges. (Incorporated by reference to
              Exhibit 12 to the Company's Annual Regulatory Form 10-K, as amended by Form 10-K/A for the fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996. File No. 1-10176)

 (23.1)     Consent of KPMG Peat Marwick LLP.

 (23.2)     Consent of McDermott, Will & Emery (filed as part of Exhibit 5).

 (24)       Powers of attorney (included on signature page).

 (25)       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Mellon
              Bank, N.A.

------------------------

* To be filed as an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Acts of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, and State of Illinois, on the 13th day of December, 1996.

                                                MERCURY FINANCE COMPANY

                                                By:        /s/ JAMES A. DOYLE
                                                           ------------------------------------

                                                Name:      James A. Doyle

                                                Its:       Senior Vice President,
                                                           Controller and Secretary

    Each person whose signature appears below constitutes and appoints James A. Doyle, Bradley S. Vallem and Mark E. Dapier and each or any of them (with full power to act alone), his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file, with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 13th day of December, 1996.

                       SIGNATURE                                                  TITLE
-------------------------------------------------------  -------------------------------------------------------

                  /s/ JOHN N. BRINCAT                    Chairman, President, Chief Executive Officer, and
      -------------------------------------------          Director (as Principal Executive Officer)
                    John N. Brincat

               /s/ DENNIS H. CHOOKASZIAN                 Director
      -------------------------------------------
                 Dennis H. Chookaszian

                 /s/ WILLIAM C. CROFT                    Director
      -------------------------------------------
                   William C. Croft

                /s/ CLIFFORD R. JOHNSON                  Director
      -------------------------------------------
                  Clifford R. Johnson

                 /s/ ANDREW MCNALLY IV                   Director
      -------------------------------------------
                   Andrew McNally IV

                       SIGNATURE                                                  TITLE
-------------------------------------------------------  -------------------------------------------------------

                  /s/ BRUCE I. MCPHEE                    Director
      -------------------------------------------
                    Bruce I. McPhee

                /s/ FRED G. STEINGRABER                  Director
      -------------------------------------------
                  Fred G. Steingraber

               /s/ PHILIP J. WICKLANDER                  Director
      -------------------------------------------
                 Philip J. Wicklander

                  /s/ JAMES A. DOYLE                     Senior Vice President, Controller and Secretary (as
      -------------------------------------------          Principal Accounting and Financial Officer)
                    James A. Doyle

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER
----------
 (1.1)      Form of Underwriting Agreement.
 (1.2)      Form of Selling Agency Agreement. *
 (4)        Form of Indenture between the Company and Mellon Bank, N.A., as Trustee.
 (5)        Opinion of McDermott, Will & Emery (including consent of counsel).
 (12)       Statement re computation of ratios of earnings to fixed charges. (Incorporated by reference to
              Exhibit 12 to the Company's Annual Regulatory Form 10-K, as amended by Form 10-K/A for the fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996. File No. 1-10176)
 (23.1)     Consent of KPMG Peat Marwick LLP.
 (23.2)     Consent of McDermott, Will & Emery (filed as part of Exhibit 5).
 (24)       Powers of attorney (included on signature page).
 (25)       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Mellon
              Bank, N.A.

------------------------

* To be filed as an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K.